24.11 - Certified copy of the Resolution of the Board of Directors authorizing signatures pursuant to power of attorney

                                     EXTRACT
                                      FROM
                           BOARD OF DIRECTORS MEETING
                                  MARCH 6, 2003


     After discussion, upon motion duly seconded, it was

          RESOLVED, That the Form 10-K for the year ended December 31, 2002 (the "Form 10-K"), in a form substantially similar to that which has been reviewed by the Directors of the Corporation, is hereby approved;

          FURTHER RESOLVED, That the Proper Officers of the Corporation be, and hereby are, and each of them with the full authority without the others hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to file the Form 10-K with the Securities and Exchange Commission (the "SEC"), in a form substantially similar to the form approved by the Directors of the Corporation, with such changes as such Proper Officers, with the concurrence of the Disclosure Committee, deem necessary or desirable and to procure all necessary signatures thereon;

          RESOLVED, That each of Ronald S. Jendras, Gerald Luterman, John J. Bishar, Jr. and Michael J. Taunton, are hereby authorized and directed, in the name of and on behalf of the Directors and of the Corporation, to act as an attorney-in-fact for the Directors and the Corporation, with full power to act and with full power of substitution and resubstitution, to execute the Form 10-K, and any and all amendments and supplements to such Form 10-K together with any exhibits or other documents related thereto or required in connection therewith, in the name of and on behalf of the Directors and the Corporation, and to file the same or cause the same to be filed with the SEC, with full power and authority to do and perform every act which such attorney-in-fact may deem necessary or desirable in connection therewith;

          RESOLVED, That the Proper Officers of the Corporation are, authorized, empowered and directed in the name and on behalf of the Corporation to execute and deliver any and all such documents, certificates, instruments, agreements, or regulatory filing, including any amendments, modifications, or supplements thereto, and to take all such further action as any such officer or other such authorized person deems necessary, proper, convenient, or desirable in order to carry out the foregoing resolutions and to effectuate the purposes and intents thereof, the taking of any such action to be conclusive evidence of the approval thereof by the Directors of the Corporation;

          FURTHER RESOLVED, That all actions previously taken and all documents, instruments, certificates and the like previously executed by Directors or officers of the Corporation or other authorized persons in connection with the matters referred to in the foregoing resolutions be hereby approved, ratified and confirmed in all respects; and

          FURTHER RESOLVED, that each of the Chairman, the Chief Executive Officer, any President, any Executive Vice President, Senior Vice President or any Vice President of the Corporation shall be considered a Proper Officer of the Corporation for the purposes of each of the foregoing resolutions.

     I, R. A. Rapp, Jr., Vice President and Secretary of KeySpan Corporation, DO HEREBY CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of said Corporation at a meeting duly called and held March 6, 2003, at which a quorum was present and voting throughout, and that such resolutions are in full force and effect on the date of this certification.

     WITNESS my hand and seal of the Corporation this 17th day of March, 2003.

                                      /s/ R. A. Rapp, Jr.
                                      ---------------------------------------
                                      R. A. Rapp, Jr.
                                      Vice President and Secretary












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